Exhibit 99.1

Vor Bio Enters into Exclusive Global License Agreement with RemeGen for Late-Stage Autoimmune Asset

-Vor Bio receives ex-Greater China rights to develop and commercialize telitacicept, a novel, dual-target recombinant fusion protein in global Phase 3 development for generalized myasthenia gravis

-RemeGen receives initial payment of $125 million consisting of an upfront payment of $45 million plus $80 million of warrants, potential regulatory and commercial milestones exceeding $4 billion, as well as tiered royalties

-Seasoned biopharma leader, Jean-Paul Kress, MD, appointed as Chief Executive Officer and Chairman of the Board, bringing proven track record in clinical development, commercialization, and strategic growth

Cambridge, MA June 25, 2025 (GLOBE NEWSWIRE) –Vor Bio, Inc. (Nasdaq: VOR) and RemeGen Co., Ltd. (HKEX: 9995, SHA: 688331) today announced entry into an exclusive license agreement granting Vor Bio global rights (excluding China, Hong Kong, Macau and Taiwan) to develop and commercialize telitacicept, a novel dual-target fusion protein approved in China for generalized myasthenia gravis (gMG), systemic lupus erythematosus (SLE), and rheumatoid arthritis (RA). Under the terms of the agreement, Vor Bio will pay RemeGen an initial payment of $125 million consisting of an upfront payment of $45 million as well as $80 million of warrants to purchase common stock with an exercise price of $0.0001 per share. The agreement also provides for potential regulatory and commercial milestones exceeding $4 billion, in addition to tiered royalties.

Telitacicept is a novel, investigational fusion protein that targets key immune pathways involved in autoimmune disease. By selectively inhibiting BlyS (also known as BAFF) and APRIL—cytokines critical to B cell survival—telitacicept reduces autoreactive B cells and autoantibody production. RemeGen is conducting a global Phase 3 clinical trial which is now enrolling in the United States, Europe, and South America, with initial results expected in the first half of 2027.

Vor Bio also announced that its Board of Directors (the “Board”) has appointed Jean-Paul Kress, M.D., as Chief Executive Officer and Chairman of the Board, effective today. This follows Dr. Robert Ang’s resignation from the positions of Chief Executive Officer and director earlier today. Dr. Ang will continue with Vor Bio as a strategic advisor to assist in the transition through October 2025. Dr. Kress’s strategic vision and track record of transformative leadership position him to guide the company into its next phase of growth.

“I am absolutely thrilled to be leading Vor Bio as we transform the company to become a major player in autoimmune disease treatment,” said Dr. Kress, Chairman and Chief Executive Officer, Vor Bio. “Targeting BAFF/APRIL signaling with telitacicept represents a significant advancement in addressing autoantibody driven diseases, which is highly differentiated from other modalities in this space. With a clinically advanced asset, we are uniquely positioned to develop this innovative therapy, with the goal of making a meaningful impact for patients living with autoimmune diseases around the world.”

Dr. Kress brings decades of executive leadership experience in the pharmaceutical and biotech industries. He most recently served as Chief Executive Officer of MorphoSys, where he led the development, approval and commercialization of Monjuvi® (tafasitamab), and advanced the company’s pipeline through the landmark acquisition of Constellation Pharmaceuticals in 2021, strengthening MorphoSys’ position in oncology innovation and ultimately leading to its subsequent acquisition by Novartis in 2024. Prior to that, he was CEO of Syntimmune, guiding its lead immunology program through to acquisition by Alexion Pharmaceuticals. He currently serves on the Board of Sanofi S.A. and has held senior roles across leading biopharma companies.

“Today marks a transformative milestone for RemeGen and the global development of telitacicept,” said Dr. Jianmin Fang, CEO of RemeGen. “The strategic out-licensing of telitacicept’s ex-China rights accelerates our mission to deliver this innovative therapy to patients worldwide and will help maximize telitacicept’s clinical and commercial potential on the global scale.”

About Telitacicept

Telitacicept is a novel, investigational recombinant fusion protein designed to treat autoimmune diseases by selectively inhibiting BLyS (BAFF) and APRIL—two cytokines essential to B cell and plasma cell survival. This dual-target mechanism reduces autoreactive B cells and autoantibody production, key drivers of autoimmune pathology. In a Phase 3 clinical trial in generalized myasthenia gravis in China, telitacicept demonstrated a 4.8-point improvement in MG-ADL (Myasthenia Gravis Activities of Daily Living scale) vs. placebo at 24 weeks, the primary endpoint of the trial.

Telitacicept is approved in China for systemic lupus erythematosus (SLE), rheumatoid arthritis (RA), and generalized myasthenia gravis (gMG). A global Phase 3 clinical trial in gMG is currently underway across the United States, Europe, and South America to support potential approval in the United States and Europe.

About Vor Bio

Vor Bio is a clinical-stage biotechnology company transforming the treatment of autoimmune diseases. The company is focused on rapidly advancing telitacicept, a novel dual-target fusion protein, through Phase 3 clinical development and commercialization to address serious autoantibody-driven conditions worldwide. For more information visit www.vorbio.com.

About RemeGen Co. Ltd.

Founded in 2008, RemeGen is a leading biopharmaceutical company in China committed to providing solutions to the unmet clinical needs of patients suffering from life-threatening illnesses. RemeGen has research laboratories and offices in China and the United States. The company is committed to discovering, developing, and commercializing innovative and differentiated biologic drugs of significant clinical value in the key therapeutic areas of autoimmune, oncology, and ophthalmic diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding its plans for development and commercialization of telitacicept, the potential of telitacicept in various indications, the timing and pace of patient enrollment and dosing in clinical trials and the availability of data therefrom, the expected safety profile of telitacicept, the market opportunities for telitacicept and the ability of telitacicept to transform patient lives. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of Vor Bio’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; uncertainties regarding regulatory approvals to conduct trials or to market products; and availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements and Vor Bio’s ability to continue as a going concern. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Contact:

Investors & Media

Sarah Spencer

+1 857-242-6076

sspencer@vorbio.com